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                                                                  EXHIBIT 10.29

                    ***PORTIONS OF THIS EXHIBIT MARKED BY
                    BRACKETS ("[______]") OR OTHERWISE
                    IDENTIFIED HAVE BEEN OMITTED PURSUANT
                    TO A REQUEST FOR CONFIDENTIAL
                    TREATMENT.  THE OMITTED PORTIONS HAVE
                    BEEN FILED SEPARATELY WITH THE
                    SECURITIES AND EXCHANGE COMMISSION.***

                       FIRST ADDENDUM TO SERVICE AGREEMENT

THIS FIRST ADDENDUM ("Addendum") to that certain agreement for provision for telecommunication services is entered into by and between Knology (formerly known as Cybernet), a Georgia Corporation, with offices located in West Point, Georgia ("Customer") and DELTACOM, INC., an Alabama corporation, with offices located in Arab, Alabama ("DeltaCom").

WITNESSETH
WHEREAS, DeltaCom provides telecommunications Services to Customer pursuant to that certain agreement for the provision of telecommunications services dated April 3, 1997 entered into by and between Customer and DeltaCom ("Agreement"); and

WHEREAS, the parties to the Agreement desire to add certain terms and conditions to the Agreement to further the relationship between the parties.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Agreement, DeltaCom and Customer agree as follows:

1.       Additional Terms.

1.1      Calling Card Printing

         DeltaCom will provide batch card printing to Customer with the following requirements: Customer will provide the plastic card stock and is responsible for the reorder of plastic card stock. A minimum of 3 weeks will be required to have cards reordered. A minimum charge of [___] per order will be applied which will cover up to [___] cards. These charges only apply to printing on one side of the card. The card stock should have the dialing instruction preprinted on the back side of the card. Information required to print the cards must be provided to DeltaCom on diskette. For over [___] cards, the following rates apply:

         # of Cards                 Per card
         -----------------------------------

         [________]                   [_____]
         [________]                   [_____]
         [____________]               [_____]


1.2      CallingCard Service

         DeltaCom will originate and terminate the calling card service for Customer. The card numbers will reside in DeltaCom's switches and will be supplied to Customer in batch orders. Customer will be allowed two active universal toll free numbers for calling card access. Customer will be responsible for all calls on the card numbers issued to Customer. Customer should notify DeltaCom immediately when Customer suspects fraudulent calls on any of their assigned calling cards. Periodically, DeltaCom will request Customer to deactivate calling cards that have not had usage for a period of 6 months.

         Rates for Calling Card Service is: [__________________________] for domestic originated and completed calling card calls, [_______________] for Canada originated and domestic completed.


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1.3      Prepaid Cards

         Production costs                   [________________] cards

         Custom voice recordings            [______] per recording

         Usage rate: [_____] per minute (includes inbound, outbound, platform processing)

2. Effective Date. The terms and conditions of this Addendum shall become effective on the date this Addendum is last signed below.

3. Term. The term of this Addendum shall coincide with the Term of the Agreement.

4. Other Terms and Conditions. All other terms and conditions of the Agreement shall remain in full force and effect, as if fully stated therein.

5. Conflict. If there are any conflicting terms or conditions between the terms and conditions of this Addendum and the terms and conditions of the Agreement, the terms and conditions of this Addendum shall control.

6. Entire Agreement. Any and all prior agreements made with Customer, whether written or oral, regarding the subject matter of this Addendum shall be superseded by this Addendum. Exclusive of any tariff modifications initiated by DeltaCom, once this Addendum has been executed, any amendments hereto must be made in writing and signed by both parties.

IN WITNESS WHEREOF, Customer and DeltaCom have executed this Addendum to the Service Agreement, by their duly authorized representatives, on the day and year indicated below.

DELTACOM:                                          CUSTOMER

DeltaCom, Inc.                                     Knology
By:        /s/ Susan T. Crane                      By:  /s/ Taylor E. Nipper
   -----------------------------                      -------------------------
Name:      Susan T. Crane                          Name:  Taylor E. Nipper
                                                        -----------------------
Title:     Vice President                          Title: Vice President
           Special Markets                               ----------------------

Date:  7-7-97                                      Date:  7-2-97
     ---------------------------                        -----------------------
Witness:  /s/ Mona J. Barbee                       Witness:  /s/ Kim Dagenhart
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